                                                                    EXHIBIT 11.1

                              CAROLCO PICTURES INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                                     Year Ended December 31,               Qtr. Ended 12/31/94
                                                                     -----------------------               -------------------
                                                         1992                1993                1994
                                                         ----                ----                ----
Weighted average shares
outstanding. . . . . . . . . . . . . . . . .           30,623,569          52,202,174         140,015,109         140,015,109
Less Treasury shares . . . . . . . . . . . .             (536,438)         (1,704,645)         (2,338,975)         (2,373,756)
                                                     ------------        ------------        ------------        ------------

  Total. . . . . . . . . . . . . . . . . . .           30,087,131          50,497,529         137,676,134         137,641,353
                                                     ------------        ------------        ------------        ------------
                                                     ------------        ------------        ------------        ------------

Loss from continuing operations. . . . . . .         $(86,701,000)       $(59,822,000)       $(43,451,000)       $(11,923,000)
Preferred Dividends. . . . . . . . . . . . .           (4,321,103)           (833,700)         (4,249,000)         (1,082,000)
                                                     ------------        ------------        ------------        ------------
   Loss from continuing operations
     attributable to common shares . . . . .         $(91,022,103)       $(60,655,700)       $(47,700,000)       $(13,005,000)
                                                     ------------        ------------        ------------        ------------
                                                     ------------        ------------        ------------        ------------

Loss from continuing operations per
  common share . . . . . . . . . . . . . . .               $(3.02)             $(1.20)             $(0.35)             $(0.09)
                                                     ------------        ------------        ------------        ------------
                                                     ------------        ------------        ------------        ------------

Income (loss) from discontinued
operations . . . . . . . . . . . . . . . . .          $(6,232,000)        $(4,562,000)                 $0                  $0
                                                     ------------        ------------        ------------        ------------
                                                     ------------        ------------        ------------        ------------

Income (loss) from discontinued
  operations per common share. . . . . . . ..              $(0.20)              $(.09)              $0.00               $0.00
                                                     ------------        ------------        ------------        ------------
                                                     ------------        ------------        ------------        ------------

Income (loss) from extraordinary items . . .           $4,916,000            $426,000                  $0                  $0
                                                     ------------        ------------        ------------        ------------
                                                     ------------        ------------        ------------        ------------

Income (loss) per common share from
  extraordinary items. . . . . . . . . . . .                $0.16               $0.01               $0.00              $(0.00)
                                                     ------------        ------------        ------------        ------------
                                                     ------------        ------------        ------------        ------------

Net loss . . . . . . . . . . . . . . . . . .         $(88,017,000)       $(63,958,000)       $(43,451,000)       $(11,923,000)
Preferred dividends. . . . . . . . . . . . .           (4,321,103)           (833,700)         (4,249,000)         (1,082,000)
                                                     ------------        ------------        ------------        ------------
Net loss attributable to common shares . . .         $(92,338,103)       $(64,791,700)       $(47,700,000)       $(13,005,000)
                                                     ------------        ------------        ------------        ------------
                                                     ------------        ------------        ------------        ------------

Net loss per common share. . . . . . . . . .               $(3.06)             $(1.28)             $(0.35)             $(0.09)
                                                     ------------        ------------        ------------        ------------
                                                     ------------        ------------        ------------        ------------
